EXHIBIT 99.1

Angel Oak Mortgage, Inc. Reports Fourth Quarter and Full Year 2021 Financial Results

– Fourth Quarter GAAP Net Income of $0.12 Per Share and Distributable Earnings of $0.89 Per Share –
– Quarterly Dividend Increased 25% to $0.45 Per Share –

ATLANTA – March 15, 2022 -- Angel Oak Mortgage, Inc. (NYSE: AOMR) (the “Company,” “we,” and “our”), a leading real estate finance company focused on acquiring and investing in first lien non-QM loans and other mortgage-related assets in the U.S. mortgage market, today reported financial results for the quarter and year ended December 31, 2021.

Fourth Quarter Highlights
•GAAP net income of $3.1 million, diluted EPS of $0.12 for the quarter ended December 31, 2021.
•Distributable Earnings of $22.4 million, or $0.89 per diluted share for the quarter ended December 31, 2021.
•Q4 Annualized Distributable Earnings Return on Average Equity of 18.1%.
•Declared dividend of $0.45 per share for the fourth quarter 2021, payable on March 31, 2022 to shareholders of record on March 22, 2022.
•GAAP book value of $19.47 per share as of December 31, 2021, representing an $0.11 quarterly increase post-dividend paid in Q4.

Full Year 2021 Highlights
•Total GAAP net income of $21.1 million, diluted EPS of $1.01 for the full year ended December 31, 2021.
•Distributable Earnings of $34.2 million, or $1.64 per diluted share for the full year ended December 31, 2021.
•GAAP Return on Average Equity of 5.7% for the full year ended December 31, 2021.
•Annual Distributable Earnings Return on Average Equity of 9.2%.

Robert Williams, President and Chief Executive Officer of the Company, commented, “The fourth quarter of 2021 capped off a truly transformative year for the Company, as we continued to capitalize on strong demand for non-QM loans and the power of the Angel Oak franchise. Since our IPO, we purchased $1.4 billion of loans, bringing our total loan portfolio to over $1.1 billion at year end. We also completed two residential non-QM securitizations during the year, totaling $703.5 million in aggregate, at a 1.67% weighted average cost of funding. With these accomplishments we generated distributable earnings of $0.89 per share in the fourth quarter. We are pleased with our accomplishments in our first year as a public company, benefiting from the support of the Angel Oak platform, and remain steadfast in our charge to deliver attractive risk-adjusted returns for our shareholders as we execute on our long-term strategic growth plans. We are excited for the year ahead, and I want to thank all of our Angel Oak employees across the entire platform for their hard work and contribution to our performance.”

Fourth Quarter Portfolio and Investment Activity
•Purchased $773.0 million of non-QM residential mortgage loans in the fourth quarter 2021.
•As of March 10, 2022, purchased an additional $540+ million residential mortgage loans.
•Completed $386.9 million residential non-QM securitization at a 2.09% weighted average cost of funding; subsequent to quarter end, in February, completed $537.6 million residential non-QM securitization at a 3.06% weighted average cost of funding.

Full Year 2021 Portfolio and Investment Activity
•Purchased approximately $1.4 billion of residential mortgage loans from our June 2021 IPO to December 31, 2021.
•In 2021, the Company completed two residential non-QM securitizations, totaling $703.5 million in aggregate, at a 1.67% weighted average cost of funding.
•Portfolio totaled $2.2 billion of residential mortgage loans and other target assets as of December 31, 2021, representing 77% growth since IPO in June 2021.

Capital Markets Activity
As of December 31, 2021, the Company was party to six financing lines which permit borrowings in an aggregate amount of up to $1.25 billion. Subsequent to year-end, we extended the maturity date with respect to multiple facilities and added $50.0 million of additional committed financing capacity. We intend to continue financing with warehouse facilities of varied maturities, sizes, and counterparty types, to manage our exposure to any individual counterparty.

Balance Sheet
•$40.8 million of cash and cash equivalents as of December 31, 2021.
•Recourse debt to equity ratio of 3.0x as of December 31, 2021.
•Held residential mortgage loans with a fair value of $1.1 billion as of December 31, 2021.
•During 2021, repurchased approximately 272,600 shares of common stock at an average price of $17.14 per share, for a total of $4.7 million.

Dividend
On March 15, 2022, the Company declared a common stock dividend of $0.45 per share for the fourth quarter of 2021. The dividend is payable on March 31, 2022 to common stockholders of record as of March 22, 2022.

Conference Call and Webcast Information
The Company will host a live conference call and webcast today, March 15, 2022 at 5:00 p.m. Eastern time. To listen to the live webcast, go to the Investors section of the Company’s website at www.angeloakreit.com at least 15 minutes prior to the scheduled start time in order to register and install any necessary audio software.

To Participate in the Telephone Conference Call:
Dial in at least 15 minutes prior to start time.
Domestic: 1-877-407-9716
International: 1-201-493-6779

Conference Call Playback:
Domestic: 1-844-512-2921
International: 1-412-317-6671
Passcode: 13726784
The playback can be accessed through March 29, 2022.

Non-GAAP metrics
Distributable Earnings is a non‑GAAP measure and is defined as net income (loss) allocable to common stockholders as calculated in accordance with GAAP, excluding (1) unrealized gains and losses on our aggregate portfolio, and realized gains (losses) on derivatives, (2) impairment losses, (3) extinguishment of debt, (4) non-cash equity compensation expense, (5) the incentive fee earned by our Manager, (6) realized gains or losses on swap terminations and (7) certain other nonrecurring gains or losses. We believe that the presentation of Distributable Earnings provides investors with a useful measure to facilitate comparisons of financial performance between our REIT peers but has important limitations. We believe Distributable Earnings as described above helps evaluate our financial performance without the impact of certain transactions but is of limited usefulness as an analytical tool. Therefore, Distributable Earnings should not be viewed in isolation and is not a substitute for net income computed in accordance with GAAP. Our methodology for calculating Distributable Earnings may differ from the methodologies employed by other REITs to calculate the same or similar supplemental performance measures, and as a result, our Distributable Earnings may not be comparable to similar measures presented by other REITs.

Distributable Earnings Return on Average Equity is a non-GAAP measure and is defined as annual or annualized Distributable Earnings divided by average total stockholders’ equity. We believe that the presentation of Distributable Earnings Return on Average Equity provides investors with a useful measure to facilitate comparisons of financial performance among our REIT peers, but has important limitations. Additionally, we believe Distributable Earnings Return on Average Equity provides investors with additional detail on the Distributable Earnings generated by our invested equity capital. We believe Distributable Earnings Return on Average Equity as described above helps evaluate our financial performance without the impact of certain transactions but is of limited usefulness as an analytical tool. Therefore, Distributable Earnings Return on Average Equity should not be viewed in isolation and is not a substitute for net income computed in accordance with GAAP. Our methodology for calculating Distributable Earnings Return on Average Equity may differ from the methodologies employed by other REITs to calculate the same or similar supplemental performance measures, and as a result, our Distributable Earnings Return on Average Equity may not be comparable to similar measures presented by other REITs.

Forward Looking Statements
This press release contains certain forward-looking statements that are subject to various risks and uncertainties, including, without limitation, statements relating to the performance of the Company’s investments and its financing needs and arrangements. Forward-looking statements are generally identifiable by use of forward-looking terminology such as “may,” “will,” “should,” “potential,” “intend,” “expect,” “endeavor,” “seek,” “anticipate,” “estimate,” “believe,” “could,” “project,” “predict” and “continue,” or by the negative of these words and phrases or other similar words or expressions. Forward-looking statements are based on certain assumptions; discuss future expectations; describe existing or future plans and strategies; contain projections of results of operations, liquidity and/or financial condition; or state other forward-looking information. The Company’s ability to predict future events or conditions, their impact or the actual effect of existing or future plans or strategies is inherently uncertain, in particular due to the uncertainties created by the COVID-19 pandemic, including the projected impact of the COVID-19 pandemic on the Company’s business, financial results and performance. Although the Company believes that such forward-looking statements are based on reasonable assumptions, actual results and performance in the future could differ materially from those set forth in or implied by such forward-looking statements. You are cautioned not to place undue reliance on these forward‐looking statements, which reflect the Company’s views only as of the date of this press release. Additional information concerning factors that could cause actual results and performance to differ materially from these forward-looking statements is contained from time to time in the Company’s filings with the Securities and Exchange Commission. Except as required by applicable law, neither the Company nor any other person assumes responsibility for the accuracy and completeness of the forward‐looking statements. The Company does not undertake any obligation to update any forward-looking statements contained in this press release as a result of new information, future events or otherwise.

About Angel Oak Mortgage, Inc.
Angel Oak Mortgage, Inc. is a real estate finance company focused on acquiring and investing in first lien non-QM loans and other mortgage-related assets in the U.S. mortgage market. The Company’s objective is to generate attractive risk-adjusted returns for its stockholders through cash distributions and capital appreciation across interest rate and credit cycles. The Company is externally managed and advised by an affiliate of Angel Oak Capital Advisors, LLC, which, collectively with its affiliates, is a leading alternative credit manager with a vertically integrated mortgage origination platform. Additional information about the Company is available at www.angeloakreit.com.

Angel Oak Mortgage, Inc.
Consolidated Statements of Operations and Comprehensive Income (Loss)
(Unaudited)

	For the Year Ended December 31,
	2021	2020 (1)
	(in thousands except for share and per share data)
INTEREST INCOME, NET
Interest income	$60,555	$40,820
Interest expense	11,476	7,499
NET INTEREST INCOME	49,079	33,321

REALIZED AND UNREALIZED LOSSES, NET
Net realized loss on mortgage loans, derivative contracts, RMBS, and CMBS	(4,926)	(20,793)
Net unrealized loss on mortgage loans and derivative contracts	(2,392)	(2,144)
TOTAL REALIZED AND UNREALIZED LOSSES, NET	(7,318)	(22,937)

EXPENSES
Operating expenses	6,060	1,680
Due diligence and transaction costs	2,551	356
Stock compensation	1,715	—
Operating expenses incurred with affiliate	2,828	1,742
Securitization costs	—	2,527
Management fee incurred with affiliate	5,894	3,343
Total operating expenses	19,048	9,648

INCOME BEFORE INCOME TAXES	22,713	736
Income tax expense	1,600	—
NET INCOME	21,113	736
Preferred dividends	(15)	(15)
NET INCOME ALLOCABLE TO COMMON STOCKHOLDER(S)	$21,098	$721
Other comprehensive income (loss)	4,039	(4,593)
TOTAL COMPREHENSIVE INCOME (LOSS)	$25,137	$(3,872)

Basic earnings per common share	$ 1.02	$ 0.05
Diluted earnings per common share	$ 1.01	$ 0.05

Weighted average number of common shares outstanding:
Basic	20,601,964	15,724,050
Diluted	20,852,554	15,724,050

(1) In conjunction with the IPO, the Company declared a stock dividend that resulted in the issuance of 15,723,050 shares of the Company’s common stock to Angel Oak Mortgage Fund, LP, the Company’s sole common stockholder, who then distributed all of its common stock in the Company (representing 15,724,050 shares) to its investors. As a result of the stock dividend, 15,724,050 shares of common stock were outstanding as of June 21, 2021 (both outstanding and weighted average outstanding) immediately prior to the completion of the IPO, and the related share data and earnings per share calculations include the share amounts that have been retroactively restated accordingly for the calculations of earnings per share for the year ended December 31, 2020.

Angel Oak Mortgage, Inc.
Consolidated Balance Sheets
(Unaudited)
(in thousands, except for share data)

	As of:
	December 31, 2021	December 31, 2020
ASSETS
Residential mortgage loans - at fair value	$1,061,912	$142,030
Residential mortgage loans in securitization trusts - at fair value	667,365	—
Commercial mortgage loans - at fair value	18,664	7,466
RMBS - at fair value	485,634	149,936
CMBS - at fair value	10,756	8,796
U.S. Treasury securities - at fair value	249,999	149,995
Cash and cash equivalents	40,801	43,569
Restricted cash	11,508	2,404
Principal and interest receivable	25,984	5,058
Receivable from affiliate	—	14
Other assets	5,306	388
Total assets	$2,577,929	$509,656

LIABILITIES AND STOCKHOLDERS’ EQUITY
LIABILITIES
Notes payable	$853,408	$81,905
Non-recourse securitization obligations, collateralized by residential mortgage loans, net	616,557	—
Securities sold under agreements to repurchase	609,251	178,291
Unrealized depreciation on futures contracts - at fair value	728	198
Accrued expenses	442	121
Accrued expenses payable to affiliate	1,425	732
Interest payable	1,283	100
Income taxes payable	1,600	—
Management fee payable to affiliate	1,845	—
Total liabilities	$2,086,539	$261,347

Commitments and contingencies

STOCKHOLDERS’ EQUITY
Series A preferred stock, $.01 par value, 12% cumulative, non-voting, 125 shares authorized, issued, and outstanding as of December 31, 2021 and 2020	101	101
Common stock, $0.01 par value. As of December 31, 2021: 350,000,000 shares authorized, 25,227,328 shares issued and outstanding. As of December 31, 2020: 90,000,000 shares authorized, 15,724,050 shares issued and outstanding.	252	157
Additional paid-in capital	476,510	246,489
Accumulated other comprehensive income (loss)	3,000	(1,039)
Retained earnings	11,527	2,601
Total equity	$491,390	$248,309
Total liabilities and stockholders’ equity	$2,577,929	$509,656

Angel Oak Mortgage, Inc.
Reconciliation of Net Income to Distributable Earnings
(Unaudited)

	For the Year Ended December 31,
	2021	2020
	(in thousands)
Net income allocable to common stockholder(s)	$21,098	$721

Adjustments:
Net realized and unrealized (gains) losses on derivatives	7,688	257
Net unrealized (gains) losses on residential loans	1,956	1,371
Net unrealized (gains) losses on residential loans in securitization trust	1,949	—
Net unrealized (gains) losses on commercial loans	(231)	517
Net unrealized (gains) losses on financial instruments at fair value	—	14
Non-cash equity compensation expense	1,715	—

Distributable Earnings	$34,175	$2,880

Distributable Earnings Return on Average Equity

Distributable Earnings	$34,175	$2,880
Average total stockholder(s)’ equity	369,749	171,485
Distributable Earnings Return on Average Equity	9.24%	1.68%

Angel Oak Mortgage, Inc.
Consolidated Statements of Operations and Comprehensive Income (Loss)
(Unaudited)

For the Three Months Ended
December 31, 2021
(in thousands except for share and per share data)
INTEREST INCOME, NET
Interest income	$22,792
Interest expense	6,199
NET INTEREST INCOME	16,593

REALIZED AND UNREALIZED LOSSES, NET
Net realized loss on mortgage loans, derivative contracts, RMBS, and CMBS	14,730
Net unrealized loss on mortgage loans and derivative contracts	(18,543)
TOTAL REALIZED AND UNREALIZED LOSSES, NET	(3,813)

EXPENSES
Operating expenses	2,636
Due diligence and transaction costs	1,605
Stock compensation	791
Operating expenses incurred with affiliate	1,211
Securitization costs	—
Management fee incurred with affiliate	1,879
Total operating expenses	8,122

INCOME BEFORE INCOME TAXES	4,657
Income tax expense	1,600
NET INCOME	3,057
Preferred dividends	(4)
NET INCOME ALLOCABLE TO COMMON STOCKHOLDER(S)	$3,054
Other comprehensive income (loss)	(1,268)
TOTAL COMPREHENSIVE INCOME (LOSS)	$1,786

Basic earnings per common share	$0.12
Diluted earnings per common share	$0.12

Weighted average number of common shares outstanding:
Basic	24,835,377
Diluted	25,306,794

Angel Oak Mortgage, Inc.
Reconciliation of Net Income to Distributable Earnings
(Unaudited)

For the Three Months Ended
December 31, 2021
(in thousands)

Net income allocable to common stockholder(s)	$3,054

Adjustments:
Net realized and unrealized (gains) losses on derivatives	1,557
Net unrealized (gains) losses on residential loans	15,067
Net unrealized (gains) losses on residential loans in securitization trust	1,949
Net unrealized (gains) losses on commercial loans	(8)
Non-cash equity compensation expense	791

Distributable Earnings	$22,410

Distributable Earnings Return on Average Equity
Distributable Earnings	$22,410
Average total stockholder(s)’ equity	496,125
Distributable Earnings Return on Average Equity	18.1%

Contacts

Investors:
investorrelations@angeloakreit.com
855-502-3920

Media:
Bernardo Soriano, Gregory FCA for Angel Oak Mortgage, Inc.
914-656-3880
bernardo@gregoryfca.com

Company Contact:
Randy Chrisman, Chief Marketing & Corporate Investor Relations Officer, Angel Oak Capital Advisors
404-953-4969
randy.chrisman@angeloakcapital.com